EXHITIT 10.19(k)

                       LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 22, 1999, by and between FAFCO, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTNESS: Among other indebtedness which may be owing by Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated June 5, 1996, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Line in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. The defined term "Maturity Date" is hereby amended in its entirety to read as: March 30, 2000.

          2. Section 2.3 (a) entitled "Interest Rate" is hereby amended in part to provide that Advances shall bear interest, on the average Daily Balance, at a per annum rate equal to one (1.00) percentage point above the Prime Rate.

          3.   The first sentence in section 2.3 (c) entitled
               "Payments" is hereby amended to read as follows:

               Interest hereunder shall be due and payable on the
               last calendar	day of each month during the term hereof.

          4. Section 6.8 entitled "Quick Ratio" is hereby amended in its entirety to read as follows:

               Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities of at least 1.00 to 1.00.

          5. Section 6.9 entitled "Debt-Net Worth Ratio" is hereby amended in its entirety to read as follows:

               Borrow shall maintain as of the last day of each calendar month, a ratio of Total Liabilities less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.25 to 1.00.

          6. Section 6.10 entitled "Tangible New Worth" is hereby amended in its entirety to read as follows:

               Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth plus
               Subordinated Debt of not less than Three Million and 00/100 Dollars ($3,000,000.00).

4.	  CONSISTENT CHANGES.	The Existing Loan Documents are hereby
amended wherever necessary to reflect the changes described above.

5.   PAYMENT OF LOAN FEE.	Borrower shall pay to Lender a fee in the
amount of Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00)
(the "Loan Fee") plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER.	Borrower (and each guarantor and
pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.	Borrower (and each guarantor and pledgor
signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged an in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.	  CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

	    This Loan Modification Agreement is executed as of the date first written above.

BORROWER:							                               BANK:

FAFCO, INC.						                             	SILICON VALLEY BANK

By:______________________
By:____________________

Name:___________________				                   Name:_________________

Title:_____________________			                	Title:___________________